Exhibit 10.8

WRIGHT EXPRESS CORPORATION

NON-EMPLOYEE DIRECTORS

DEFERRED COMPENSATION PLAN

1)	Purpose. The purpose of the Wright Express Corporation Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to enable directors of Wright Express Corporation (the “Company”) who are not also employees of the Company to defer the receipt of certain compensation earned in their capacity as non-employee directors of the Company.

2)	Eligibility; Participation. Directors of the Company who are not also employees of the Company or any of its subsidiaries (“Directors”) are eligible to participate in the Plan. An eligible Director may commence participation by submitting to the Committee (as defined below) or its designee, a written election to defer eligible compensation.

3)	Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof. Determinations made by the Committee with respect to the Plan, any deferral made hereunder and any Director’s account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries.

4)	Deferral of Fees. Subject to such rules and procedures that the Committee may establish from time to time, and subject to any determinations of the Company to pay compensation to Directors from time to time, a Director may elect to defer under the Plan all or a portion of his or her annual retainer fees, as well as such other fees, stipends, incentive awards and other payments determined by the Committee to be eligible for deferral from time to time that are, in each case, otherwise payable in cash in accordance with the Company’s policies as in effect from time to time (such cash compensation, collectively, “Fees”).

In order to defer all or any portion of a Director’s Fees, the Director must complete a deferral election in such form, and at such time, as determined by the Committee in its sole discretion. Once a Director has elected to defer any portion of the Director’s Fees, the election shall continue in force for the remainder of the Director’s service as a member of the Board of Directors of the Company; provided, however, that a Director may, no later than 60 days prior to the beginning of any calendar year, revoke his or her deferral election with respect to the entirety of such calendar year and all subsequent calendar years. Such revocation shall remain in effect until the Director submits a new deferral election pursuant to the procedures established by the Committee.

5)	Form of Deferral. The Company shall establish a separate deferred compensation account on its books in the name of each Director who has elected to participate in the Plan. A number of Restricted Stock Units (as defined in the Company’s 2005 Equity and Incentive Plan or a successor plan) (the “Stock Plan”) payable in shares of Company common stock, par value $0.01 per share (“Company Stock”) or, in the Committee’s discretion, cash shall be credited to each such Director’s account as of each date (a “Deferral Date”) on which amounts deferred under the Plan would otherwise have been paid to such Director. The Restricted Stock Units credited to a participating Director’s account under the Plan shall be issued under the Stock Plan. The number of Restricted Stock Units credited to a Director’s account as of each Deferral Date shall be calculated by dividing by the amount so deferred by the Fair Market Value (as defined in the Stock Plan) of a share of Company Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth in Section 9. Except as set forth herein, the terms and conditions of the Restricted Stock Units credited to Director’s accounts under the Plan shall be governed by the Stock Plan, including, but not limited to, the equitable adjustment provisions set forth in Section 5 thereof and provisions with respect to a Change in Control (as defined in the Stock Plan).

6)	Dividend Equivalents. Additional Restricted Stock Units shall be credited to a Director’s account as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Company Stock, provided that at least one Restricted Stock Unit is credited to such Director’s account as of the record date for such dividend or distribution. The number of Restricted Stock Units to be credited to a Director’s account under the Plan as of any Dividend Date shall equal the quotient obtained by dividing (a) the product of (i) the number of the Restricted Stock Units credited to such account on the record date for such dividend or distribution and (ii) the per share dividend (or distribution value) payable on such Dividend Date, by (b) the Fair Market Value of a share of Company Stock as of such Dividend Date.

7)	Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

8)	Payment of Restricted Stock Units. Each Director (or his or her beneficiary) shall receive a one-time distribution of Common Stock with respect to all Restricted Stock Units then credited to the Director’s account under the Plan on the date which is 200 days immediately following the date upon which such Director’s service as a member of the Company’s Board of Directors terminates for any reason. The number of shares of the Company Stock payable upon such distribution shall equal the number of Restricted Stock Units credited to such Director’s account as of the date of such distribution, less applicable withholding. Fractional shares shall be payable in cash.

If a Director dies prior to the complete distribution of his or her account, the balance of the account shall be paid as soon as practicable to the Director’s designated beneficiary or beneficiaries. A designation of beneficiary shall be made by the Director using the form prescribed by the Committee and may be changed by the Director at any time by filing a new form. If no beneficiary is designated or no designated beneficiary survives the Director, payment shall be made to the estate of the Director.

9)	Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” deferred compensation plan. The obligation of the Company under the Plan is purely contractual and benefits under the Plan shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Restricted Stock Units credited to such Director’s account and benefits payable under the Plan.

10)	Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

11)	Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Company.

12)	Termination and Amendment of the Plan. The Board of Directors of the Company may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director and that of such Director’s beneficiary. The Board of Directors of the Company may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan.